As filed with the Securities and Exchange Commission on October 19, 1999
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         EVERTRUST FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Washington                                      91-1613658
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

2707 Colby Avenue, Suite 600   Everett, Washington                       98201
(Address of principal executive offices)                              (Zip Code)

                     EverTrust Financial Group, Inc. 401(k)
                 Employee Savings Profit Sharing Plan and Trust
                            (Full title of the plan)

 John F. Breyer, Jr., Esquire                Beth A. Freedman, Esquire
 BREYER & ASSOCIATES PC                      SILVER, FREEDMAN & TAFF, L.L.P.
 Suite 700 East                              Suite 700 East
 1100 New York Avenue, N.W.                  1100 New York Avenue, N.W.
 Washington, D.C. 20005                      Washington, D.C. 20005
                     (Name and address of agent for service)
           (202) 737-7900                              (202) 414-6100
 -------------------------------------       -----------------------------------
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
 -------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed            Proposed
                                                                  maximum             maximum
                 Title of securities       Amount to be        offering price        aggregate            Amount of
                  to be registered          registered           per share         offering price      registration fee
-------------------------------------  --------------------  ------------------  ------------------ ----------------------
Common Stock, $.01 par value             69,000 shares(1)        $9.84375(2)        $679,218.75(2)        $189.00(2)
Interests in Plan(3)                          N/A(3)                N/A                 N/A                 N/A(3)

(1) Estimated maximum aggregate number of shares of EverTrust Financial Group, Inc. (the "Company") common stock purchasable with employee and employer contributions under the Plan during the next 36 months.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $9.84375 per share, which was the average of the high and low prices of the Company common stock on October 15, 1999.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the EverTrust Financial Group, Inc. 401(k) Employee Savings Profit Sharing Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by EverTrust Financial Group, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

(a) The prospectus contained in the Company's Registration Statement on Form S-1 filed on June 18, 1999 (Registration No. 333-81125), as amended by Pre-Effective Amendment No. 1 to Form S-1 filed on August 2, 1999 and as amended by Pre-Effective Amendment No. 2 to Form S-1 filed on August 11 1999;

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act through the date hereof; and

(c) The description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 000-26993) filed with the Commission on August 10, 1999 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Nancy Elliott, Human Resources Director, 2707 Colby Avenue, Suite 600, Everett, Washington 98201, telephone number (425) 258-3645.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     In accordance with the Washington Business Corporation Law, RCW ss.23B.08.570, Article XIII of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Washington law and such law cannot be varied by contract or bylaw. Article XIII also provides for the authority to purchase insurance with respect thereto.

     Washington Business Corporation Law, RCW ss.23B.08.570 authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Washington Business Corporation Law, RCW ss.23B.08.570 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Regulation                                                    Reference to Prior
  S-K                                                         Filing or Exhibit
 Exhibit                                                            Number
 Number     Document                                            Attached Hereto
--------------------------------------------------------------------------------
 4    Instruments defining the rights of security
       holders, including debentures:

      Articles of Incorporation of EverTrust Financial Group, Inc.    *

      Bylaws of EverTrust Financial Group, Inc.                      **

 5    Opinion of Silver, Freedman & Taff, L.L.P.                      5

23    Consents of Independent Accountants and Counsel:

      Consent of Silver, Freedman & Taff, L.L.P.                 Contained in
                                                                   Exhibit 5

      Consent of Deloitte & Touche LLP                               23.2

24    Power of Attorney                                          Contained on
                                                                 Signature Page
------------------
*    Incorporated   hereby  by  reference  to  Exhibit  3.1  of  the   Company's
     Registration Statement on Form S-1 (Registration No. 333-81125).

**   Incorporated   hereby  by  reference  to  Exhibit  3.2  of  the   Company's
     Registration Statement on Form S-1 (Registration No. 333-81125).

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, State of Washington on October 18, 1999.

                                    EVERTRUST FINANCIAL GROUP, INC.



                                    By: /s/ Michael B. Hansen
                                        -------------------------------
                                       Michael B. Hansen, President
                                        and Chief Executive Officer
                                       (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. Hansen, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/Michael B. Hansen                             /s/Margaret B. Bavasi
------------------------------                   ------------------------------
Michael B. Hansen                                Margaret B. Bavasi
Chief Executive Officer, President               Chairman of the Board
and Director
(Principal Executive Officer)


/s/ Jeffrey R. Mitchell                          /s/Michael R. Deller
------------------------------                   ------------------------------
Jeffrey R. Mitchell                              Michael R. Deller
Vice President, Chief Financial Officer          Director
   and Treasurer
(Principal Financial and Accounting Officer)

/s/R. Michael Kight                              /s/George S. Newland
------------------------------                   ------------------------------
R. Michael Kight                                 George S. Newland
Director                                         Director



/s/William J. Rucker                             /s/Thomas R. Collins
------------------------------                   ------------------------------
William J. Rucker                                Thomas R. Collins
Director                                         Director



/s/Thomas J. Gaffney                             /s/Robert A. Leach, Jr.
------------------------------                   ------------------------------
Thomas J. Gaffney                                Robert A. Leach, Jr.
Director                                         Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on October 18, 1999.

                                           EverTrust Financial Group
                                           401(k) Employee Savings
                                           Profit Sharing Plan and Trust


 /s/ Barbara Berg                            /s/ Barbara Bloomfield
------------------------------              ------------------------------
Barbara Berg                                Barbara Bloomfield

Member, Administrative Committee            Member, Administrative Committee
Date:       October  18, 1999               Date:       October  18, 1999

 /s/ Lori Christenson                        /s/ Nancy Elliott
------------------------------              ------------------------------
Lori Christenson                            Nancy Elliott

Member, Administrative Committee            Member, Administrative Committee
Date:       October  18, 1999               Date:       October  18, 1999

 /s/ Jeff Mitchell                           /s/ Bill Raiser
------------------------------              ------------------------------
Jeff Mitchell                               Bill Raiser

Member, Administrative Committee            Member, Administrative Committee
Date:       October  18, 1999               Date:       October  18, 1999

 /s/ Bill Tuckett
------------------------------
Bill Tuckett

Member, Administrative Committee
Date:       October  18, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549





                                   ----------




                                    EXHIBITS


                                       TO


                       REGISTRATION STATEMENT ON FORM S-8



                                      UNDER


                           THE SECURITIES ACT OF 1933




                                   ----------

                         EVERTRUST FINANCIAL GROUP, INC.



                                  EXHIBIT INDEX


Regulation                                                    Reference to Prior
  S-K                                                         Filing or Exhibit
 Exhibit                                                            Number
 Number        Document                                        Attached Hereto
--------------------------------------------------------------------------------
 4    Instruments defining the rights of security
       holders, including debentures:

      Articles of Incorporation of EverTrust Financial Group, Inc.    *

      Bylaws of EverTrust Financial Group, Inc.                      **

 5    Opinion of Silver, Freedman & Taff, L.L.P.                      5

23    Consents of  Independent Accountants and Counsel:

      Consent of Silver, Freedman & Taff, L.L.P.                 Contained in
                                                                   Exhibit 5

      Consent of Deloitte & Touche LLP                               23.2

24    Power of Attorney                                          Contained on
                                                                 Signature Page


*    Incorporated   hereby  by  reference  to  Exhibit  3.1  of  the   Company's
     Registration Statement on Form S-1 (Registration No. 333-81125).

**   Incorporated   hereby  by  reference  to  Exhibit  3.2  of  the   Company's
     Registration Statement on Form S-1 (Registration No. 333-81125).